         As filed with the Securities and Exchange Commission on August 27, 1999
                                                   Registration No. 333_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               IRIDEX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               77-0210467
                --------                               ----------
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)              Identification Number)

                             1212 TERRA BELLA AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                         -------------------------------
   (Address, including zip code, of Registrant's principal executive offices)

                                 1998 STOCK PLAN
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                              Theodore A. Boutacoff
                      President and Chief Executive Officer
                               IRIDEX Corporation
                             1212 Terra Bella Avenue
                         Mountain View, California 94043
                                 (650) 940-4700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                             Judith M. O'Brien, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (415) 493-9300

                              CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                           Proposed           Proposed
                                                            Maximum            Maximum
                                             Amount        Offering           Aggregate         Amount of
          Title of Securities                to be           Price            Offering        Registration
            to be Registered              Registered(#)    Per Share            Price              Fee
-----------------------------------------------------------------------------------------------------------
Common Stock to be issued upon exercise of
options granted under the 1998 Stock Plan    150,000       $ 4.500(1)       $  675,000.00      $  187.65
-----------------------------------------------------------------------------------------------------------
Common Stock to be issued pursuant to
the 1995 Employee Stock Purchase Plan         75,000       $ 3.825(2)       $  286,875.00      $   79.75
===========================================================================================================

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Act") based on the average between the high and low price as reported by the Nasdaq National Market on August 23, 1999.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee, based on 85% of the average between high and low price as reported by Nasdaq National Market on August 23, 1999.

                               IRIDEX CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by IRIDEX Corporation (the "Company" or the "Registrant") are hereby incorporated by reference into this Registration Statement:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999 and its Quarterly Report on Form 10-Q for the quarter ended July 3, 1999 (as amended), filed pursuant to
                Section 13 of the Exchange Act; and

        (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 15, 1996, pursuant to Section 12(g) of the Exchange Act.

        All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Judith Mayer O'Brien, a member of Wilson Sonsini Goodrich & Rosati, is Secretary of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. The Registrant's Bylaws provides for the mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by Delaware General Corporation Law. Registrant has entered into an indemnification agreement with each of its officers and directors which provide the Registrant's officers and directors with indemnification to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant's Amended and Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for a breach of the directors' fiduciary duty as a director to Registrant and its stockholders, provided that such liability does not arise from certain proscribed conduct. Registrant also currently maintains officer and director liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

       Exhibit
       Number                       Description of Document
       ------                       -----------------------
        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, counsel for the
                Company, as to legality of securities being registered.

        10.1* 1998 Stock Plan and forms of option agreements and stock purchase agreement thereunder.

        10.2** 1995 Employee Stock Purchase Plan, as amended, and form of subscription agreement thereunder.

        23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

        23.2    Consent of Wilson Sonsini Goodrich & Rosati, counsel for the
                Company (contained in Exhibit 5.1).

        24.1    Power of Attorney (see page 5).

* Incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-8 dated June 24, 1998, Commission File 333-57573.

** Incorporated by reference to Exhibit 10.2 of the Registration Statement on Form S-8 dated June 24, 1998, Commission File 333-57573.

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (a)     (1)     To file, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, Bylaws, indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 27th day of August, 1999.

                                        IRIDEX CORPORATION

                                        By: /s/ THEODORE A. BOUTACOFF
                                           -------------------------------------
                                           Theodore A. Boutacoff
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore A. Boutacoff and Robert Kamenski jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                                Title                          Date
             ----------                                -----                          ----
/s/ Theodore A. Boutacoff              President, Chief Executive Officer        August 27, 1999
-------------------------------        and Director (Principal Executive
Theodore A. Boutacoff                  Officer)


/s/ Robert Kamenski                    Vice President, Administration and        August 27, 1999
-------------------------------        Chief Financial Officer (Principal
Robert Kamenski                        Accounting Officer)


/s/ John M. Nehra                      Chairman of the Board of Directors        August 20, 1999
-------------------------------
John M. Nehra


/s/ Robert K. Anderson                 Director                                  August 24, 1999
-------------------------------
Robert K. Anderson


                                       Director
-------------------------------
William Boeger, III


/s/ Milton Chang                       Director                                  August 27, 1999
-------------------------------
Milton Chang


                                       Director
-------------------------------
James L. Donovan


/s/ Donald L. Hammond                  Director                                  August 20, 1999
-------------------------------
Donald L. Hammond


/s/ Joshua Makower                     Director                                  August 23, 1999
-------------------------------
Joshua Makower

                               INDEX TO EXHIBITS

       Exhibit
       Number                       Description of Document
       ------                       -----------------------
        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, counsel for the
                Company, as to legality of securities being registered.

        10.1* 1998 Stock Plan and forms of option agreements and stock purchase agreement thereunder.

        10.2** 1995 Employee Stock Purchase Plan, as amended, and form of subscription agreement thereunder.

        23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

        23.2    Consent of Wilson Sonsini Goodrich & Rosati, counsel for the
                Company (contained in Exhibit 5.1).

        24.1    Power of Attorney (see page 5).

----------

* Incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-8 dated June 24, 1998, Commission File 333-57573.

** Incorporated by reference to Exhibit 10.2 of the Registration Statement on Form S-8 dated June 24, 1998, Commission File 333-57573.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

             ------------------------------------------------------

                                    EXHIBITS

             ------------------------------------------------------


                       Registration Statement on Form S-8

                               IRIDEX CORPORATION

                                 August 27, 1999